Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, certifies that to the best of his knowledge (1) this Quarterly Report of Global Income Trust, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company as of June 30, 2015 and December 31, 2014 and the results of its operations for the quarter and six months ended June 30, 2015 and 2014.

Date: August 14, 2015	By:	/s/ Thomas K. Sittema
THOMAS K. SITTEMA
Chief Executive Officer and President

Date: August 14, 2015	By:	/s/ Tammy J. Tipton
TAMMY J. TIPTON
Chief Financial Officer